Exhibit 99.4

HAWK CORPORATION

CONSOLIDATED BALANCE SHEET

(In Thousands, except share data)

September 30
2010
(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,845
Short-term investments	25,440
Accounts receivable, less allowance of $626	42,535
Inventories:
Raw materials	7,945
Work-in-process	17,290
Finished products	12,829
Total inventories	38,065
Deferred income taxes	1,694
Other current assets	3,316
Total current assets	158,895

Property, plant and equipment:
Land and improvements	1,159
Buildings and improvements	19,089
Machinery and equipment	104,493
Furniture and fixtures	8,517
Construction in progress	2,599
135,857
Less accumulated depreciation	90,573
Total property, plant and equipment	45,284

Other assets:
Finite-lived intangible assets	5,600
Deferred income taxes	59
Other	6,499
Total other assets	12,158
Total assets	$216,337

HAWK CORPORATION

CONSOLIDATED BALANCE SHEET

(In Thousands, except share data)

September 30
2010
(Unaudited)
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$33,514
Accrued compensation	12,089
Accrued interest	1,261
Accrued taxes	4,003
Other accrued expenses	4,301
Total current liabilities	55,168

Long-term liabilities:
Long-term debt, net of unamortized consent payment of $980	56,110
Deferred income taxes	2,948
Pension liabilities	1,090
Other accrued expenses	12,590
Total long-term liabilities	72,738

Shareholders’ equity
Series D preferred stock, $.01 par value; an aggregate liquidation value of $1,530, plus any unpaid dividends with 9.8% cumulative dividend (1,530 shares authorized, issued and outstanding)	1
Series E preferred stock, $.01 par value; 100,000 shares authorized; none issued or outstanding	—

Class A common stock, $.01 par value; 75,000,000 shares authorized; 9,187,750 issued; 7,756,763 outstanding	92
Class B common stock, $.01 par value; 10,000,000 shares authorized; none issued or outstanding	—
Additional paid-in capital	55,058
Retained earnings	59,597
Accumulated other comprehensive loss	(4,285)

Treasury stock, at cost, 1,430,987 shares	(22,032)
Total shareholders’ equity	88,431
Total liabilities and shareholders’ equity	$216,337

HAWK CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In Thousands, except per share data)

	Nine Months Ended September 30
	2010	2009
Net sales	$185,233	$126,814
Cost of sales	126,336	92,856
Gross profit	58,897	33,958

Operating expenses:
Selling, technical and administrative expenses	26,568	21,764
Amortization of finite-lived intangible assets	415	415
Total operating expenses	26,983	22,179
Income from operations	31,914	11,779

Interest expense	(4,945)	(6,078)
Interest income	278	394
Other income (expense), net	389	1,706
Income from continuing operations, before income taxes	27,636	7,801

Income tax provision	9,917	2,806

Income from continuing operations, after income taxes	17,719	4,995

Loss from discontinued operations, after income tax benefit of $12 for the nine months ended September 30, 2010 and $100 for the nine months ended September 30, 2009	(21)	(187)

Net income	$17,698	$4,808

Earnings per share:
Basic earnings per share:
Income from continuing operations, after income taxes	$2.25	$0.59
Discontinued operations, after income taxes	—	(0.02)
Net earnings per basic share (1)	$2.24	$0.57

Diluted earnings per share:
Income from continuing operations, after income taxes	$2.16	$0.57
Discontinued operations, after income taxes	—	(0.02)
Net earnings per diluted share	$2.16	$0.55

Average shares outstanding — basic	7,840	8,304

Average shares and equivalents outstanding — diluted	8,144	8,566

Income available to common shareholders	$17,586	$4,696

(1)                    The summation to net earnings per diluted share does not mathematically calculate due to rounding.

HAWK CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Thousands)

	Nine Months Ended September 30
	2010	2009
Cash flows from operating activities
Net income	$17,698	$4,808
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	21	187
Depreciation and amortization	6,363	5,988
Deferred income taxes	(430)	(337)
Amortization of discount on investments	(43)	(105)
(Gain) loss on sale or disposal of fixed assets	(28)	58
Write-off of deferred financing fees and consent payment	694	—
Share based compensation	530	756
Changes in operating assets and liabilites:
Accounts receivable	(15,433)	10,680
Inventories	(10,919)	13,010
Other assets	1,230	(780)
Accounts payable	16,760	(14,798)
Accrued expenses	6,692	(7,536)
Pension accounts, net	(448)	(3,213)
Other	273	1,447
Net cash provided by operating activities of continuing operations	22,960	10,165
Net cash used in operating activities of discontinued operations	(21)	(187)

Cash flows from investing activities
Purchases of available for sale securities	(108,736)	(108,880)
Proceeds from available for sale securities	119,452	106,000
Purchases of property, plant and equipment	(3,821)	(6,948)
Proceeds from sale of property, plant and equipment	1	—
Acquisition of business	(447)	—
Net cash provided by (used in) investing activities of continuing operations	6,449	(9,828)

Cash flows from financing activities
Payments on long-term debt	(20,000)	—
Proceeds from stock options	432	429
Payment of consent fee for senior notes indenture modification	(1,512)	—
Stock repurchase	(7,247)	(11,245)
Tax benefit from exercise of incentive stock options	664	—
Receipts from government grants	—	225
Payments of deferred financing fees	—	(340)
Payments of preferred stock dividends	(112)	(112)
Net cash used in financing activities of continuing operations	(27,775)	(11,043)
Effect of exchange rate changes on cash	(974)	723
Net cash provided by (used in) continuing operations	660	(9,983)
Net cash used in discontinued operations	(21)	(187)
Net increase (decrease) in cash and cash equivalents	639	(10,170)
Cash and cash equivalents at beginning of year	47,206	62,520
Cash and cash equivalents at end of period	$47,845	$52,350

HAWK CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2010

(In Thousands, except share data)

1. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (GAAP) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2010 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2010. For further information, refer to the consolidated financial statements and footnotes thereto in the Form 10-K for Hawk Corporation (the Company or Hawk) for the year ended December 31, 2009.

Hawk Corporation, through the businesses that comprise its friction products segment, designs, engineers, manufactures and markets specialized components used in a variety of off-highway, on-highway, industrial, aircraft, agricultural and performance applications. Friction products are the replacement components used in brakes, clutches and transmissions to absorb vehicular energy and dissipate it through heat and normal mechanical wear. The Company’s revenue is generated primarily in the U.S. and Italy. The Company’s largest customer, Caterpillar Inc., represented approximately 25.8% and 15.8% of consolidated net sales in the nine month periods ended September 30, 2010 and September 30, 2009, respectively.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the accompanying financial statements.

2. Subsequent Event

On October 14, 2010, the Company entered into an Agreement and Plan of Merger (Merger Agreement) with Carlisle Companies Incorporated (Carlisle), a publicly traded Delaware corporation and HC Corporation, a Delaware corporation and wholly-owned subsidiary of Carlisle (the Purchaser). Under the terms of the Merger Agreement, Carlisle has commenced a tender offer to purchase all of the outstanding shares of the Company’s Class A common stock at a price of $50.00 per share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 1, 2010 (the Offer to Purchase) and in the related Letter of Transmittal (as amended or supplemented from time to time, the Letter of Transmittal, which together with the Offer to Purchase constitute the Offer), each of which was filed with the Securities and Exchange Commission (SEC) on November 1, 2010. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to the satisfaction and waiver of the conditions set forth in the Merger Agreement and in accordance with the relevant provisions the Delaware General Corporate Law and other applicable law, the Purchaser will merge with and into the Company, with the Company being the surviving corporation (the Merger and together with the Offer and the other transactions contemplated by the Merger Agreement, the Transaction).

The Company expects the Offer and the Merger to be completed during the fourth calendar quarter of 2010. The consummation of the Offer and Merger are subject to various closing conditions, including the tender of a majority of the shares of the Company’s Class A common stock, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions. The Offer is not subject to a financing condition.

3. Recent Accounting Developments

There were no new significant accounting updates or guidance that became effective for the Company commencing with its third quarter of 2010. The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

4. Discontinued Operations

There are no remaining assets or liabilities classified as discontinued operations recorded in the Consolidated Balance Sheet at September 30, 2010.  Through September 30, 2010, the Company continues to make adjustments to amounts previously reported as discontinued operations and incur legal and professional expenses associated with the finalization of legal matters and closure of its legal presence in Mexico. This residual activity is included in the following summary of the Company’s results of discontinued operations:

	Nine Months Ended
	September 30
	2010	2009

Loss from discontinued operations, before income taxes	$(33)	$(287)
Income tax benefit	(12)	(100)

Loss from discontinued operations, after income taxes	$(21)	$(187)

5. Fair Value Measurements

The Company follows the accounting guidance for fair value measurements and disclosures for all financial assets and liabilities that are recognized or disclosed at fair value on a recurring basis or on a non-recurring basis during the reporting period. The fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based upon the best use of the asset or liability at the measurement date.

The Company’s financial instruments include cash and cash equivalents, short and long-term investments, short-term trade receivables, short-term notes receivable, accounts payable and debt instruments. For short-term instruments, other than those required to be reported at fair value on a recurring basis and for which additional disclosures are included below, management concluded the historical carrying value is a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization.

The accounting guidance establishes a three-tier hierarchy, which prioritizes the inputs in measuring fair value. The Company’s financial instruments are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The three levels that may be used to measure fair value are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs other than Level 1 that are either directly or indirectly observable, such as quoted prices for similar assets or liabilities; quoted prices that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

There have been no changes in the methodologies used at September 30, 2010. Following is a description of the valuation methodologies used for assets measured at fair value as of September 30, 2010:

Money market funds: Valued at the net asset value (NAV) of shares based on the closing quoted price reported on the active market on which the individual securities are traded.

Commercial paper: Corporate debt securities rated at least “A1” by Standard & Poors and “P1” by Moody’s rating services having maturities not exceeding 90 days. The fair values of obligations issued by U.S. corporations held by the Company were determined by obtaining quoted prices from nationally recognized securities broker-dealers.

Mutual funds: Valued at the NAV of shares based on the closing quoted price reported on the active market on which the individual securities are traded.

Guaranteed income fund: Valued at contract value which approximates fair value based on the nature of the fund. This fund is a stable value fund designed to provide safety of principal, liquidity and a competitive rate of return (see Guaranteed Income Fund below for further information related to the valuation of this investment).

The following tables set forth the Company’s financial assets and liabilities that were recorded at fair value on a recurring basis as of September 30, 2010:

September 30, 2010	Total	Level 1	Level 2	Level 3
Assets:
Money market funds	4,976	4,976	—	—
Commercial paper	19,996	—	19,996	—
Other trading(1)
Guaranteed income fund	1,012	—	—	1,012
Mutual funds:
Growth funds (2)	1,500	1,500	—	—
Value funds (3)	697	697	—	—
Index fund (4)	140	140	—	—
International fund (5)	516	516	—	—
Fixed income fund (6)	119	119	—	—
Specialty fund — real estate (7)	112	112	—	—
Total assets at fair value	$29,068	$8,060	$19,996	$1,012

Liabilities:
Deferred compensation plan liability(1)	$4,096	$3,084	$—	$1,012
Total liabilities at fair value	$4,096	$3,084	$—	$1,012

(1)

Other trading assets represent mutual fund assets held in a rabbi trust to fund deferred compensation plan liabilities and are included as a component of Other long-term assets in the Consolidated Balance Sheet as of September 30, 2010. The deferred compensation plan liability is the Company’s liability under its deferred compensation plan and is included in Other long-term accrued expenses in the Consolidated Balance Sheet as of September 30, 2010.

(2)

Growth funds seek long-term growth of capital. The funds will normally invest at least 80% of its assets in common stocks of large, mid-cap or small-cap companies based on the defined focus of the fund.

(3)

Value funds seek high current income in addition to long-term capital appreciation. These accounts primarily invest in dividend-paying common and preferred stocks which are expected to provide current income and consistent, stable returns.

(4)

The index fund seeks to mirror the returns of the S&P 500 Index. The fund normally invests at least 80% of its assets in securities included in the S&P 500 according to each security’s weighting in the index.

(5)

The international fund seeks long-term capital appreciation and some current income by investing worldwide with normally at least 50% of its assets invested outside the U.S. The fund may invest in debt securities of any maturity or quality and illiquid securities. International investing presents certain unique risks not associated with domestic investments, including currency fluctuation and political and economic changes, which may result in greater share price volatility.

(6)

The fixed income fund seeks current income consistent with preservation of capital. It normally invests at least 80% of assets in bonds of which at least 60% of assets in bonds and debt securities rated “A” or better at the time of investment.

(7)

The specialty — real estate fund seeks long-term capital appreciation with current income as a secondary objective. The fund invests mainly in securities issued by real estate investment trusts and at least 80% of assets in equities issued by companies in the real estate industry.

At September 30, 2010, the fair values of the Company’s money market funds and the majority of certain other trading assets are determined based on quoted prices in active markets and have been classified as Level 1. The other trading securities are maintained for the future payments under the Company’s deferred compensation plan, which is structured as a rabbi trust. The investments are all managed by a third party and, with the exception of the guaranteed income fund whose valuation is discussed further below, valued based on the underlying fair value of each mutual fund held by the trust, for which there are active quoted markets. The related deferred compensation liabilities are valued based on the underlying investment selections held in each participant’s shadow account. Investment funds held by the rabbi trust, for which there is an active quoted market, mirror the investment options selected by participants in the deferred compensation plan. The majority of the Company’s deferred compensation liability is comprised of mutual funds and is classified as Level 1. The total net realized and unrealized gains totaled $196 and $474 for the nine months ended September 30, 2010 and 2009, respectively, and are included in Other income (expense), net in the Company’s Consolidated Statement of Operations. Offsetting entries to the deferred compensation liability and compensation expense within Selling, technical and administrative expenses, for the same amounts were also recorded during the nine months ended September 30, 2010, and 2009, respectively. The fair value of a guaranteed income fund maintained in the rabbi trust and reported in Other trading assets in the table above, and the related deferred compensation liability have been classified as Level 3.

At September 30, 2010 certain of the Company’s financial assets were classified as Level 2. Those assets were initially valued at the transaction price and subsequently valued typically utilizing third party pricing services. The pricing services use many inputs to determine value, including reportable trades, broker/dealer quotes, bids, offers, and other industry and economic events. The Company validates the prices provided by its third party pricing services by reviewing their pricing methods and matrices, obtaining market values from other pricing sources, and analyzing pricing data in certain instances. Considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the fair value estimates provided herein were not necessarily indicative of the amount that the Company or its debt holders could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value. After completing its validation procedures, the Company did not adjust or override any fair value measurements provided by its pricing services at either September 30, 2010.

During the period ended September 30, 2010, there were no transfers of financial assets between Level 1 and Level 2.

Level 3 — Gains and Losses

The table below sets forth a summary of changes in the fair value of the deferred compensation plan’s Level 3 assets for the nine months ended September 30, 2010:

Guaranteed
Income Fund
Balance — January 1, 2010	$480
Realized gains	—
Unrealized gains / (losses) relating to instruments still held at reporting date	—
Purchases, sales, issuances and settlements (net)	532
Balance — September 30, 2010	$1,012

Guaranteed Income Fund

The deferred compensation plan has entered into an investment contract, the Guaranteed Income Fund (fund), with Prudential Retirement Services, Inc. (Prudential). Prudential maintains the contributions to this fund in a general account, which is credited with earnings on the underlying investments and charged for participant withdrawals and administrative expenses.

The Consolidated Balance Sheet as of September 30, 2010 presents the fund at contract value, which approximates fair value. Contract value is the amount deferred compensation plan participants would receive if they were to initiate permitted transactions under the terms of the plan. Contract value represents contributions made under the contract, plus earnings and transfers in, less participant withdrawals, administrative expenses and transfers out. Prudential is contractually obligated to repay the principal and a specified interest rate that is guaranteed to the plan. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. However, Prudential has the right to defer certain disbursements (excluding retirement, termination, and death or disability disbursements) or transfers from the fund when total amounts disbursed from the pool in a given calendar year exceed 10% of the total assets in that pool on January 1 of that year. The Company does not believe that any events that would limit the deferred compensation plan’s ability to transact at contract value with participants are probable of occurring.

There are no reserves against contract value for credit risk of the contract issuer or otherwise. The average annual yield and crediting interest rate of the fund was approximately 2.60% for the trailing twelve months ended September 30, 2010. The crediting interest rate is based on a formula agreed upon with Prudential, based on the yields of the underlying investments and considering factors such as projected investment earnings, the current interest environment, investment expenses, and a profit and risk component. The rate may never be less than 1.50% nor may it be reduced by more than 2.10% during any calendar year. Interest rates are declared in advance and guaranteed for six month periods.

Long-Term Financial Instruments

The carrying value and the fair value as determined by a third-party pricing service of non-current financial liabilities that qualify as financial instruments are reported in the table below:

	September 30, 2010
	Carrying Value	Fair Value
Long-term financial liabilities
Long-term debt (1)	$57,090	$57,090

(1)               Long-term debt of $56,110 as reported on the Consolidated Balance Sheet as of September 30, 2010 includes $980 of unamortized consent payments, which is accounted for as a debt valuation account.

6. Investments

The Company determines the appropriate classification of its investments at the time of purchase and reevaluates such designation as of each balance sheet date. At September 30, 2010, the Company accounted for all of its short-term investments as available-for-sale. Available-for-sale securities are reported at fair value with unrealized holding gains and losses, net of tax, included in Accumulated other comprehensive loss in the Consolidated Balance Sheets. The amortized cost of debt securities in this category is adjusted for the amortization of any discount or premium to maturity computed under the effective interest method. Dividend and interest income, including the amortization of any discount or premium, as well as realized gains or losses, are included in Interest income in the Consolidated Statements of Operations. Both the cost of any security sold and the amount reclassified out of Accumulated other comprehensive (loss) income into earnings is based on the specific identification method.

The following is a summary of the Company’s available-for-sale securities as of September 30, 2010, by contractual maturity dates:

	Available-for-Sale Securities
		Gross Unrealized	Gross Unrealized	Estimated Fair Value
September 30, 2010	Amortized Cost	Gains	Losses	(Net Carrying Amount)
Other debt securities — due in one year or less	$25,442	$—	$(2)	$25,440

As of September 30, 2010, there is an unrealized loss on available-for-sale securities of $2 ($1 net of tax), which was included in Accumulated other comprehensive loss in the accompanying Consolidated Balance Sheet. Unrealized gains of $10 ($6 net of tax) and unrealized losses of $106 ($68 net of tax) were reclassified out of Accumulated other comprehensive (loss) income and into earnings during the nine months ended September 30, 2010 and 2009, respectively.

At September 30, 2010, the Company had one investment with an amortized cost totaling $19,998 that was in an unrealized loss position totaling $2 and the Company determined that the gross unrealized loss on this investment is temporary in nature. The gross unrealized loss on this investment was due to changes in interest rates and, at September 30, 2010, the Company had both the intent and ability to hold this investment through its maturity date in the fourth quarter of 2010, at which time it expects to receive the full maturity value of $20,000.

7. Financing Arrangements

On February 8, 2010, the Company announced that it was soliciting consents from holders of $75,740 of its senior notes to effect an amendment, allowing the Company to repurchase up to $20,000 of its outstanding common stock, to the indenture governing the senior notes. On February 23, 2010, $75,585 of the senior notes consented and a fee of $1,512 was paid to the consenting senior note holders and the Company entered into a supplemental indenture to allow for the stock repurchase. The consent fee is accounted for as a debt valuation account and is being amortized over the remaining life of the outstanding senior notes as interest expense.

In May 2010, the Company purchased $20,000 of its outstanding senior notes in the open market. These notes have not been formally retired by the Company, but have been treated as an extinguishment of debt for accounting purposes, as the Company has been released from being the primary obligor under the liability. The Company reported a loss on extinguishment of debt of $694 comprised of a pro-rata portion of unamortized debt issuance costs and unamortized consent fees which was included in Other income (expense), net in the Consolidated Statements of Operations for the nine months ended September 30, 2010, and a commission expense of $50, which is included in Selling, technical and administrative expense in the Consolidated Statements of Operations for the nine months ended September 30, 2010. As of September 30, 2010, $980 of the consent fee remains to be amortized. After taking into account the above transactions, the remaining principal balance of senior notes outstanding as of September 30, 2010 is $57,090.

8. Transfers of Financial Assets — Accounts Receivable Factoring Programs

The Company accounts for its trade accounts receivable factoring programs as required under ASC 860, Transfers and Servicing and, effective January 1, 2010, the Company prospectively adopted the guidance under ASU No. 2009-16, Accounting for Transfers of Financial Assets ..

As part of its working capital management, the Company sells certain domestic and Italian trade accounts receivable at its discretion to unrelated third-party financial institutions without recourse. Under the terms of the factoring agreements, the Company retains no rights or interest, has no obligations with respect to the sold receivables, and does not service the receivables after the sale. As such, the factoring of trade accounts receivable under these agreements is accounted for as a sale. The amount sold varies each month based on the amount of underlying receivables, the cash flow needs of the Company and limitations imposed under the terms of the Company’s credit and factoring facilities. Specifically, under the terms of Company’s domestic bank facility, the maximum amount of U.S. outstanding advances at any one time is $10,000. Under the terms of the Italian factoring agreement, the maximum available amount of the Italian-based outstanding advances is $5,601 (4,115 Euro) and $6,931 (4,750 Euro) at September 30, 2010 and 2009, respectively, which limitation is subject to change based on the level of eligible receivables and at the discretion of the third-party financial institution. The Company is not obligated to draw cash immediately upon the factoring of accounts receivable under the terms of its Italian factoring agreement, and pays an administrative fee each month over the term of the agreement based on the dollar value of receivables sold. Fees related to the Italian factoring agreement for the nine months ended September 30, 2010 and 2009 were $34 and $31, respectively, and are included in Selling, technical and administrative expenses in the Consolidated Statements of Operations.

During the nine months ended September 30, 2010 and 2009, the Company sold $28,842 and $5,499, respectively of trade accounts receivable under its factoring agreements. The sale of these receivables accelerated the collection of the Company’s cash and reduced credit exposure. The receivables sold pursuant to these factoring agreements have been recorded as a reduction of trade accounts receivable and as cash provided by operating activities in the Consolidated Statements of Cash Flows. At September 30, 2010, the Company had $3,034 of receivables outstanding under receivable factoring agreements, net of advances received, which is included in Accounts receivable in the Consolidated Balance Sheet. For transactions in which cash is drawn immediately, proceeds on the sale reflect the face value of the receivable less a discount. This discount is recorded as a loss in the Consolidated Statements of Operations in the period of the sale. The Company reported a loss on the sale of receivables for the nine months ended September 30, 2010 and 2009 of $55 and $0, respectively; this amount is recorded in Other income (expense), net in the Consolidated Statements of Operations.

9. Comprehensive Income

Comprehensive income is as follows:

	Nine Months Ended
	September 30
	2010	2009
Net income	$17,698	$4,808
Amortization of prior service cost and net loss, net of tax	644	718
Unrealized gain (loss) on available for sale securities, net of tax	6	(16)
Foreign currency translation (loss) gain	(1,654)	1,753
Comprehensive income	$16,694	$7,263

10. Stock Compensation Plan

The Company’s Amended and Restated 2000 Long Term Incentive Plan (Plan), provides for the granting of up to 1,315,000 shares of common stock of the Company in the form of stock options, restricted stock awards, stock appreciation rights (SARs) and performance-based awards. The Plan had 499,483 shares available for grants as of September 30, 2010. Options generally vest over a five year period after the grant date and expire no more than ten years after the grant date.

Stock Options

The Company recognized $431 and $756 of compensation expense for the nine month periods ended September 30, 2010 and September 30, 2009, respectively. Net cash proceeds from the exercise of stock options were $432 and $429 for the nine month periods ended September 30, 2010 and 2009, respectively, and the intrinsic value of stock options exercised was $1,897 and $329 for the nine months ended September 30, 2010 and 2009, respectively. As of September 30, 2010, there was $599 of total unrecognized compensation cost related to the non-vested share-based compensation arrangements under the Company’s stock compensation plans. The remaining cost is expected to be recognized over the next 1.9 years. The Company classifies its stock option expense principally in Selling, technical and administrative expenses in its Consolidated Statements of Operations.

Stock-based option activity during the nine months ended September 30, 2010, was as follows:

			Weighted Average	Aggregate
		Weighted Average	Remaining Contract	Intrinsic Value
	Options	Exercise Price	Term	(in thousands)
Options outstanding at January 1, 2010	729,179	$8.72
Granted	—	—
Exercised	(115,959)	3.74
Forfeited or expired	—	—
Options outstanding at September 30, 2010	613,220	$9.66	4.6 yrs.	$20,609

Exercisable at September 30, 2010	452,219	$7.53	3.5 yrs.	$16,164

There were no options granted during the nine months ended September 30, 2010.

The aggregate intrinsic value in the table above represents the total pre-tax difference between the $43.27 closing price of shares of common stock of the Company on September 30, 2010, over the exercise price of the stock option, multiplied by the number of options outstanding and exercisable. The aggregate intrinsic value is not recorded for financial accounting purposes and the value changes based on the daily changes in the fair market value of the Company’s shares of common stock.

Restricted Stock

On February 18, 2010, under the Plan, 10,000 shares of service-vested restricted common stock awards were issued to certain employees of the Company. These restricted stock awards vest in equal one-fifth installments on February 18, 2010, 2011, 2012, 2013, and 2014. Additionally, the Company paid the taxes due on the taxable portion of the total award on behalf of the employees. Compensation expense on these awards is being recognized from the date of grant through the end of the vesting period on a straight-line basis. The fair value of this restricted stock award was measured using the closing price of the Company’s common stock at the date of grant of $18.71 per share. The Company recorded $59 of compensation expense for the restricted stock awards for the nine months ended September 30, 2010 and $135 for the income tax gross-up paid on behalf of the participants for the nine months ended September 30, 2010, respectively, within Selling, technical, and administrative expense in its Consolidated Statement of Operations. As of September 30, 2010, there were 8,000 shares of restricted stock outstanding and unvested. As of September 30, 2010, the remaining unrecognized compensation cost related to the unvested restricted stock awards was $128, which is expected to be recognized over the remaining vesting period of 3.4 years.

The following table summarizes restricted stock activity for the nine months ended September 30, 2010:

		Grant Date
	Shares	Fair Value
Unvested balance as of January 1, 2010	—	—
Granted	10,000	$187
Vested	(2,000)	$(37)
Unvested balance as of September 30, 2010	8,000	$150

The intrinsic value of the unvested restricted shares as of September 30, 2010 was $346.

11. Shareholders’ Equity

On November 24, 2008, the Company announced a plan, approved by the Board of Directors, to repurchase up to $15,000 of its Class A common stock in the open market, through privately negotiated transactions or otherwise in accordance with securities laws and regulations. In the first quarter of 2010, the Company purchased $317 of its common stock under the plan. As of January 11, 2010, all $15,000 had been spent by the Company to repurchase 1,090,271 shares of its Class A common stock at market prices and the plan expired.

On February 19, 2010, the Company’s Board of Directors approved a plan (the new plan) to repurchase up to $25,000 of its shares of Class A common stock in the open market, through privately negotiated transactions, through a trading plan satisfying the safe harbor provisions of Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise in accordance with securities laws and regulations. At September 30, 2010, the provisions of the Company’s credit facility, indenture and supplemental indenture allowed the Company to purchase up to the board-approved plan amount of $25,000 of its common stock. The Company made no purchases of its common stock during the three months ended September 30, 2010. From February 19, 2010 through June 30, 2010, the Company purchased $6,930 of its common stock under the new plan.

12. Employee Benefits

A summary of the components of net periodic benefit cost of the Company’s defined benefit pension plans for the periods presented in the Consolidated Statements of Operations is as follows:

	Nine Months Ended
	September 30
	2010	2009

Components of net periodic pension cost:
Service cost	$312	$253
Interest cost	1,378	1,363
Expected return on plan assets	(1,786)	(1,319)
Amortization of prior service cost	180	180
Recognized net actuarial loss	534	924
Settlement expense	189	—
Net periodic pension cost of defined benefit plans	$807	$1,401

During the first nine months of 2010, the Company’s Canadian pension plan incurred a partial settlement of its projected benefit obligation resulting from a significant lump sum death benefit distribution. The settlement expense of $189 has been recorded as a component of Cost of sales in the 2010 Consolidated Statement of Operations.

The Company contributed $1,267 of cash in the first nine months of 2010 to fund its defined benefit pension plans for the 2009 and 2010 plan years based on revised funding requirements provided by its third party actuaries, and anticipates contributing an additional $49 in cash during the remainder of 2010 for the 2010 plan year, for total cash contributions of $1,314.

13. Income Taxes

The effective income tax rate from continuing operations for the nine months ended September 30, 2010, was 35.9%, compared to 36.0% for the nine months ended September 30, 2009. The Company’s effective rate differs from the U.S. statutory rate of 35.0% primarily as a result of the impact of non-deductible expenses on the Company’s worldwide taxes.

The total amount of unrecognized tax benefits as of September 30, 2010 was $692 (including $138 of accrued interest and penalties) the recognition of which would have had an effect of $644 on the continuing operations effective tax rate. The change in the unrecognized tax benefits from December 31, 2009 was due primarily to the Company’s settlement of its Italian tax audit, which reduced the unrecognized tax benefits by $438 (including $93 of accrued interest and penalties). The Company believes it is reasonably possible that the unrecognized tax benefit may be reduced by $259 in the next twelve months primarily for issues that lapse due to statutes.

The Company recorded an adjustment to deferred taxes for a foreign subsidiary which increased the tax provision $193 for the nine months ended September 30, 2010. The Company does not anticipate any further adjustments related to this matter.

The Company files income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. The Company is currently not under examination for income taxes in the jurisdictions in which it files. The years 2003 — 2009 are open years available for examination by various state, local and foreign tax authorities.

14. Earnings Per Share

Basic and diluted earnings per share are computed as follows:

	2010	2009
Income from continuing operations, after income taxes	$17,719	$4,995
Less: Preferred stock dividends	112	112

Income from continuing operations, after income taxes available to common shareholders	$17,607	$4,883

Net income	$17,698	$4,808
Less: Preferred stock dividends	112	112
Net income available to common shareholders	$17,586	$4,696

Weighted average shares outstanding (in thousands) :
Basic weighted average shares outstanding	7,840	8,304

Diluted:
Basic weighted average shares outstanding	7,840	8,304
Dilutive effect of stock options	304	262
Diluted weighted average shares outstanding	8,144	8,566

Earnings per share:
Basic earnings from continuing operations, after income taxes	$2.25	$0.59
Discontinued operations, after income taxes	—	(0.02)
Net earnings per basic share(1)	$2.24	$0.57

Diluted earnings from continuing operations, after income taxes	$2.16	$0.57
Discontinued operations, after income taxes	—	(0.02)
Net earnings per diluted share	$2.16	$0.55

(1)          The summation to net earnings per diluted share does not mathematically calculate due to rounding.

A weighted average of 7,112 options were not included in the calculation of diluted weighted shares outstanding because they were anti-dilutive for the nine months ended September 30, 2010. A weighted average of  251,044 options were not included in the calculation of diluted weighted shares outstanding because they were anti-dilutive for the nine months ended September 30, 2009, respectively.

On February 18, 2010, the Company issued 10,000 shares of common stock from treasury to certain employees as a restricted stock award under the Company’s Amended and Restated 2000 Long Term Incentive Plan. These awarded shares are included in the basic and diluted weighted average shares outstanding from the period of time outstanding. 20% of these awarded shares vested immediately and the remaining shares vest ratably over the next four years from the grant date. No forfeitures are anticipated over the vesting period. All restricted shares include the right to vote and the right to receive cash and stock dividends.

15. Supplemental Guarantor Information

Each of the Guarantor Subsidiaries has fully and unconditionally guaranteed, on a joint and several basis, to pay principal, premium, and interest with respect to the Company’s senior notes. The Guarantor Subsidiaries are direct or indirect wholly-owned subsidiaries of the Company.

The following supplemental consolidating condensed financial statements present:

•

Consolidating condensed Balance Sheet as of September 30, 2010, consolidating condensed Statements of Operations for the nine months ended September 30, 2010 and 2009 and consolidating condensed Statements of Cash Flows for the nine months ended September 30, 2010 and 2009.

•

Hawk Corporation (Parent) combined Guarantor Subsidiaries and combined Non-Guarantor Subsidiaries consisting of the Company’s subsidiaries in Italy, Canada and China with their investments in subsidiaries accounted for using the equity method.

•	Elimination entries necessary to consolidate the financial statements of the Parent and all of its subsidiaries.

The Company does not believe that separate financial statements of the Guarantor Subsidiaries provide material additional information to investors. Therefore, separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented. The Company’s bank facility contains covenants with respect to the Company and its subsidiaries that, among other things, would prohibit the payment of dividends to the Company by the subsidiaries (including Guarantor Subsidiaries) in the event of a default under the terms of the bank facility. The indenture governing the senior notes permits the payment of dividends to the Company by the subsidiaries (including Guarantor Subsidiaries) provided that no event of default has occurred under the terms of the indenture of the senior notes.

Supplemental Consolidating Condensed

Balance Sheet

	September 30, 2010
		Combined	Combined
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(dollars in thousands)
Assets
Current assets:
Cash and cash equivalents	$24,816	$2	$23,027	$—	$47,845
Short-term investments	19,995	—	5,445	—	25,440
Accounts receivable, net	—	20,162	22,373	—	42,535
Inventories, net	—	25,126	13,242	(303)	38,065
Deferred income taxes	932	—	762	—	1,694
Other current assets	554	542	2,220	—	3,316
Total current assets	46,297	45,832	67,069	(303)	158,895
Investment in subsidiaries	75,800	—	—	(75,800)	—
Inter-company advances, net	—	2,763	(2,763)	—	—

Property, plant and equipment, net	—	33,107	12,177	—	45,284
Other assets:
Finite-lived intangible assets	—	5,600	—	—	5,600
Other	6,499	—	59	—	6,558
Total other assets	6,499	5,600	59	—	12,158
Total assets	$128,596	$87,302	$76,542	$(76,103)	$216,337

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$120	$19,086	$14,308	$—	$33,514
Accrued compensation	4,275	4,552	3,262	—	12,089
Accrued interest	1,261	—	—	—	1,261
Accrued taxes	1,770	—	2,231	2	4,003
Other accrued expenses	1,855	2,095	339	12	4,301
Total current liabilities	9,281	25,733	20,140	14	55,168
Long-term liabilities:
Long-term debt, net	56,110	—	—	—	56,110
Deferred income taxes	2,601	—	347	—	2,948
Other	4,428	5,542	3,710	—	13,680
Inter-company advances, net	(32,255)	23,812	8,760	(317)	—
Total long-term liabilities	30,884	29,354	12,817	(317)	72,738
Shareholders’ equity	88,431	32,215	43,585	(75,800)	88,431
Total liabilities and shareholders’ equity	$128,596	$87,302	$76,542	$(76,103)	$216,337

Supplemental Consolidating Condensed

Statement of Operations

	Nine Months Ended September 30, 2010
		Combined	Combined
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(dollars in thousands)
Net sales	$—	$127,272	$62,706	$(4,745)	$185,233
Cost of sales	—	81,545	49,536	(4,745)	126,336
Gross profit	—	45,727	13,170	—	58,897
Operating expenses:
Selling, technical and administrative expenses	—	21,699	4,869	—	26,568
Amortization of intangibles	—	415	—	—	415
Total operating expenses	—	22,114	4,869	—	26,983
Income from operations	—	23,613	8,301	—	31,914
Interest (expense) income, net	—	(4,874)	207	—	(4,667)
Income from equity investee	17,698	5,483	—	(23,181)	—
Other income (expense), net	—	388	1	—	389
Income from continuing operations, before income taxes	17,698	24,610	8,509	(23,181)	27,636
Income tax provision	—	6,891	3,026	—	9,917
Income from continuing operations, after income taxes	17,698	17,719	5,483	(23,181)	17,719
Loss from discontinued operations, after income tax benefit	—	(21)	—	—	(21)
Net income	$17,698	$17,698	$5,483	$(23,181)	$17,698

Supplemental Consolidating Condensed

Statement of Operations

	Nine Months Ended September 30, 2009
		Combined	Combined
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(dollars in thousands)
Net sales	$—	$92,558	$36,423	$(2,167)	$126,814
Cost of sales	—	60,998	34,025	(2,167)	92,856
Gross profit	—	31,560	2,398	—	33,958
Operating expenses:
Selling, technical and administrative expenses	—	18,258	3,506	—	21,764
Amortization of intangibles	—	415	—	—	415
Total operating expenses	—	18,673	3,506	—	22,179
Income (loss) from operations	—	12,887	(1,108)	—	11,779
Interest (expense) income, net	—	(5,884)	200	—	(5,684)
Income (loss) from equity investee	4,808	(1,389)	—	(3,419)	—
Other income (expense), net	—	2,039	(333)	—	1,706
Income (loss) from continuing operations, before income taxes	4,808	7,653	(1,241)	(3,419)	7,801
Income tax provision (benefit)	—	2,658	148	—	2,806
Income (loss) from continuing operations, after income taxes	4,808	4,995	(1,389)	(3,419)	4,995
Loss from discontinued operations, after income tax benefit	—	(187)	—	—	(187)
Net income (loss)	$4,808	$4,808	$(1,389)	$(3,419)	$4,808

Supplemental Consolidating Condensed

Cash Flows Statement

	Nine Months Ended September 30, 2010
			Combined
		Combined	Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
	(dollars in thousands)
Net cash provided by operating activities of continuing operations	$13,376	$1,941	$7,643	$—	$22,960
Net cash used in operating activities of discontinued operations	—	(21)	—	—	(21)
Cash flows from investing activities:

Purchases of available for sale securities	(103,466)	—	(5,270)	—	(108,736)
Proceeds from available for sale securities	118,499	—	953	—	119,452
Purchases of property, plant and equipment	—	(1,929)	(1,892)	—	(3,821)
Proceeds from sales of property, plant and equipment			1		1
Acquisition of business	—	—	(447)		(447)

Net cash provided by (used in) investing activities of continuing operations	15,033	(1,929)	(6,655)	—	6,449
Cash flows from financing activities:
Payments on long-term debt	(20,000)				(20,000)
Proceeds from stock options	432	—	—	—	432
Stock repurchase	(7,247)	—	—	—	(7,247)
Payment of consent fee for senior notes indenture modification	(1,512)	—	—	—	(1,512)
Tax benefit from exercise of incentive stock options	664	—	—	—	664
Payments of preferred stock dividend	(112)	—	—	—	(112)
Net cash used in financing activities of continuing operations	(27,775)	—	—	—	(27,775)
Effect of exchange rate changes on cash	—	—	(974)	—	(974)
Net cash provided by (used in) continuing operations	634	12	14	—	660
Net cash used by discontinued operations	—	(21)	—	—	(21)
Net increase (decrease) in cash and cash equivalents	634	(9)	14	—	639
Cash and cash equivalents at beginning of period	24,182	11	23,013	—	47,206
Cash and cash equivalents at end of period	$24,816	$2	$23,027	$—	$47,845

Supplemental Consolidating Condensed

Cash Flows Statement

	Nine Months Ended September 30, 2009
			Combined
		Combined	Non-
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net cash (used in) provided by operating activities of continuing operations	$159	$6,093	$3,913	$—	$10,165
Net cash used in operating activities of discontinued operations	—	(187)	—	—	(187)
Cash flows from investing activities:
Purchases of available for sale securities	(108,880)	—	—	—	(108,880)

Proceeds from available for sale securities	106,000	—	—	—	106,000
Purchases of property, plant and equipment	—	(6,152)	(796)	—	(6,948)
Net cash used in investing activities of continuing operations	(2,880)	(6,152)	(796)	—	(9,828)
Cash flows from financing activities:
Proceeds from stock options	429	—	—	—	429
Stock repurchase	(11,245)	—	—	—	(11,245)
Receipts from government grants	—	225			225
Payments of deferred financing fees	(340)	—	—	—	(340)
Payments of preferred stock dividend	(112)	—	—	—	(112)
Net cash (used in) provided by financing activities of continuing operations	(11,268)	225	—	—	(11,043)
Effect of exchange rate changes on cash	—	—	723	—	723
Net cash (used in) provided by continuing operations	(13,989)	166	3,840	—	(9,983)
Net cash used in discontinued operations	—	(187)	—	—	(187)
Net (decrease) increase in cash and cash equivalents	(13,989)	(21)	3,840	—	(10,170)
Cash and cash equivalents at beginning of period	45,241	32	17,247	—	62,520
Cash and cash equivalents at end of period	$31,252	$11	$21,087	$—	$52,350